RESTATED FORBEARANCE AGREEMENT

     THIS RESTATED FORBEARANCE AGREEMENT (herein called this "Agreement"), dated for reference purposes as of April 10, 1997 but effective for all purposes on May 20, 1997), is made by and among XCL-Texas, Inc., a Texas corporation ("Borrower"), XCL Ltd., a Delaware corporation ("Parent"), and ING (U.S.) Capital Corporation ("ING").

                         RECITALS:

     1. Borrower, Parent (then named "The Exploration Company of Louisiana, Inc.") and ING (then named "International Nederlanden (U.S.) Capital Corporation") have entered into a certain Credit Agreement dated as of January 31, 1994 (as from time to time amended, the "Credit Agreement"). ING is a party to the Credit Agreement in the dual capacities of "Agent" and "Lender" (as defined therein) and references herein to ING refer to it in both such capacities. (As provided below, certain terms which are defined in the Credit Agreement have the same meanings when used herein.)

     2. Pursuant to the Credit Agreement, Borrower has given the Note to ING. Borrower has failed to make certain payments now due and owing under the Credit Agreement and the Note, which failure constitutes an Event of Default under the Credit
Agreement.

     3. Parent has informed ING that Parent intends to offer for sale (the "Notes Offering") to certain qualified institutional buyers units (the "Units") consisting of Parent's senior secured notes and common stock purchase warrants, substantially on the terms (the "Offering Terms") described in Parent's Final Offering Memorandum (the "Final Memorandum") dated May 13, 1997, and that if the Notes Offering is successful Parent will use a portion of the proceeds thereof to pay all outstanding Obligations under the Credit Agreement in full. Parent has asked ING to agree, as provided herein, from enforcing its rights under the Loan Documents for the Standstill Period described below.

     4. Parent has also asked ING to consent to XCL-China's borrowing of the "China Loans" referred to below.

     5. Borrower, Parent and ING have previously entered into that certain Forbearance Agreement dated as of April 9, 1997 (the
"Original Forbearance agreement") and now wish to restate the Original Agreement on the terms hereof.

     NOW, THEREFORE, in consideration of the various acknowledgments and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby acknowledge and agree as follows:

     1. Definitions. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Agreement. As used herein:

     "Standstill Period" shall mean the period from March 1, 1997 until 5:00 p.m., New York time, on May 30, 1997, provided that the Standstill Period shall be extended to November 1, 1997 if, by May 30, 1997, all of the following conditions have been met:

          (a) Parent shall have received gross cash proceeds before deduction of fees and expenses ("Debt Proceeds") of $55,000,000 or more from the sale of Units pursuant to the Notes Offering,and

          (b) Parent shall have received gross cash proceeds before deduction of fees and expenses ("Equity Proceeds") of $15,000,000 or more from the sale of preferred stock and warrants pursuant to an offering (the "Equity Offering") made concurrently with the Notes Offering, and

          (c) Either Parent shall have (i) received an additional $10,000,000 in Equity Proceeds, or (ii) the holders of approximately $8,000,000 and no more than $10,000,000 of Parent's subordinated debt shall have exchanged such subordinated debt for preferred stock and warrants in Parent, either by (A) exchanging their subordinated notes for such preferred stock and warrants or
     (B) purchasing such preferred stock and warrants for cash and, in a concurrent transaction, Parent prepaying their subordinated debt in an aggregate face amount equal to the net Equity Proceeds received from such purchase and sale.

          (d) All of the Equity Proceeds received by Parent are available to Parent for one or more of the following purposes: to pay costs of issuance of the Notes Offering and the Equity Offering, to pay current and future obligations of XCL-China due on or before November 1, 1997, to pay reasonable and necessary general and administrative expenses through November 1, 1997 (not to exceed $2,375,000), to pay the China Loans, or to pay the Obligations, and

          (e) All of the Debt Proceeds received by Parent are either available to Parent for the same purposes or, if required under the terms of the Offering, are set apart and held under Approved Escrow Agreements pending approval of an overall development plan (a "Development Plan) by the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China or another governmental agency with jurisdiction ("MOFTEC") for the C-D Field subject to that certain Contract for Petroleum Exploration, Development and Production on the Zhao Dong Block, Bohai Bay, Shallow Water Sea Area of the People's Republic of China between China National Oil and Gas Exploration and Development Corporation and XCL-China.

     "Approved Cash Collateral Agreements" shall mean one or more instruments and agreements satisfactory to Parent, ING, and the principal underwriter of the Offering which provide, among other things: (i) for some or all of the Debt Proceeds to be segregated and held as collateral under a senior lien securing the senior secured notes included in the Units until approval of a Development Plan by MOFTEC, (ii) for such Debt Proceeds (and the earnings thereon) to be the only collateral for such senior notes until the Obligations owing to ING have been paid in full, (iii) for ING to disclaim any security interest in such cash collateral and the proceeds thereof, and (iv) for Debt Proceeds sufficient to pay the Obligations in full to be paid directly to ING upon approval of a Development Plan by MOFTEC.

     2. Designated Defaults. As of March 15, 1997, the aggregate unpaid principal balance on the Note is $17,279,008.59 and the unpaid interest which has accrued on such principal balance through such date is $1,018,233.83. Various reimbursable expenses of ING are also due and payable by Borrower. Borrower has, on more than one occasion, failed to pay principal and interest which has become due on the Note, and such failures constitute multiple Events of Default under the Credit Agreement. Such Events of Default, together with any further Events of Default caused by Borrower's failure to make further payments of principal and interest on the Note during the Standstill Period and any present breaches or breaches by Borrower and Parent during the Standstill Period of the following covenants under the Credit Agreement:

     Sections 5.1(g) and 5.2(b)(ii), insofar as such covenants would be breached as a result of past-due or delinquent
     Debt,

     Section 5.2(d), insofar as such covenant would be breached by the issuance of preferred stock of Parent or options or warrants to purchase such preferred stock,

     Section 5.2(f), insofar as such covenant would be breached by the use of preferred stock of Parent to pay dividends on Parent's common or preferred stock, and

     Sections 5.2(l), (m), (n) or (o), insofar as such covenants would be breached by any failure to comply with the terms thereof are herein called the "Designated Defaults".

     3.     Standstill; Consents.

          (a) In consideration of the provisions hereof, ING hereby agrees that during the Standstill Period it will not (except as provided in Section 7 hereof) accelerate the maturity of the Note or commence any lawsuit or any foreclosure proceedings to collect the Note. Borrower and Parent hereby acknowledge and agree that the execution, delivery and effectiveness of this Agreement do not in any way operate as a waiver of any Designated Default, that ING has not waived any right, power or remedy under any Loan Document, and that, after the end of the Standstill Period, ING will possess all of the rights and remedies granted to it under any Loan Document and all of its other legal and equitable rights.

          (b) ING hereby consents to XCL-China's borrowing of up $6,200,000 (the "China Loans") from Kayne Anderson (or associated investors), the Estate of J. Edgar Monroe, the J. Edgar Monroe Foundation (1976), Patrick A. Tesson or other investors on the following terms: (i) the China Loans must be unsecured; (ii) the China Loans must be evidenced by one or more promissory notes which are substantially in the form attached as Exhibit B to the Original Forbearance Agreement,
     (iii) all fundings of the China Loans must be paid directly to Apache Corporation (or one of its subsidiaries) to satisfy current obligations of XCL-China relating to the Zhao Dong Block, Bohai Bay, China, (iv) ING must be given prompt written notice of each China Loan and a right to purchase any or all of the China Loans upon demand, at a price equal to par plus accrued and unpaid interest, and (v) if XCL-China makes any payment of the China Loans with funds obtained by it from Parent or any of its other Subsidiaries, such funds must be made available to XCL-China in the form of an intercompany loan under a promissory note (acceptable to ING in form and substance) made by XCL-China to Parent and pledged by Parent to ING to secure the Obligations. Parent hereby covenants that if any such payment of the China Loans is made, Parent will pledge and deliver such a promissory note to ING under documents acceptable to ING in form and substance.

          (c) ING hereby consents to, and waives any Default or Event of Default which may otherwise be caused by, the offering, sale and issuance of the Units on the Offering Terms and the offering, sale and issuance of preferred stock and warrants pursuant to the Equity Offering.

          (d) ING hereby consents to the designation of XCL-China as a "Restricted Subsidiary" under the Indenture governing the Notes Offering for the limited purpose of the covenant therein which is described in the Final Memorandum under "-- Certain Covenants -- Limitation on Capital Stock of Restricted Subsidiaries" but for no other purpose, and Parent hereby agrees that, until all of the Obligations have been paid in full, it will not designate XCL-China as such a "Restricted Subsidiary" for any other purpose and will not designate any of its other Subsidiaries as such a "Restricted Subsidiary" for any purpose.

     4.     Representations, Warranties and Agreements.  Each of
Parent and Borrower hereby represents, warrants, acknowledges, admits and agrees as follows:

          (a) This Agreement, the Credit Agreement and all Loan Documents (herein, as amended, modified, restated or supplemented from time to time, collectively called the "Documents") are and shall continue to be legal, valid and binding obligations of Borrower and Parent, enforceable against Borrower and Parent in accordance with their respective terms.

          (b) All covenants, representations and warranties of Borrower or of Parent which are made in the Documents are hereby ratified, remade and reaffirmed in all respects (provided that Parent and Borrower are not representing, warranting or covenanting that no Designated Defaults now exist or will exist during the Standstill Period).

          (c) Each of Parent and Borrower has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and Borrower.

          (d) The execution, delivery and performance of this Agreement by Borrower and by Parent do not and will not (i) violate any law, rule, regulation or court order to which Borrower or Parent is subject, (ii) conflict with or result in a breach of their respective articles of incorporation or by-laws or any agreement or instrument to which either of them is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower or Parent, whether not owned or hereafter acquired, other than liens in favor of ING.

          (e) Borrower has no defense, counterclaim or setoff with respect to the Obligations or the Documents (any such setoffs, defenses or counterclaims being hereby waived and released by Borrower and Parent).

          (f) The recitals set forth above are true and accurate and are an operative part of this Agreement.

          (g) Concurrently with the Original Forbearance Agreement, Parent has executed and delivered to ING a First Amendment to Stock Pledge Agreement by means of which Parent granted to ING a valid first priority lien and security interest in all issued and outstanding shares of XCL-Land, Ltd. and in all proceeds thereof. ING has and will continue to have a valid first priority lien and security interest in all Collateral in which such any such lien or security interest has been granted (or has purportedly been granted) to ING, and each of Borrower and Parent expressly reaffirms all such security interests and liens and all Documents containing any grant thereof. In particular and without limitation, Parent hereby ratifies and confirms its pledge to ING of all of the issued and outstanding shares of the following companies (all shares in each such company being evidenced by the share certificate listed opposite such company):

     XCL-Acquisitions, Inc.                      Certificate #1
     XCL-China Ltd.                              Certificate #1
     XCL-Exploration & Production, Inc.
          (now named The Exploration Company
          of Louisiana, Inc.)                    Certificate #1
     XCL-Texas, Inc.                             Certificate #1
     XCL-Land, Ltd.                              Certificate #1

     Parent hereby confirms (i) that it has no subsidiaries other than the five companies listed immediately above, XCL Coalbed Methane Ltd. (a company with no material assets) and XCL China Lube Oil Ltd. (a wholly owned subsidiary of XCL-China) and (ii) that all share certificates issued by such five companies have been delivered in pledge to ING.

          (h) Borrower and/or Parent will pay all of the Obligations in full in cash, including principal, interest, fees, expenses, and all other Obligations, either (i) at the time of consummation of the Notes Offering, if no Approved Cash Collateral Agreements are required in connection therewith, or (ii) at the time of the first release of funds from the Approved Cash Collateral Agreements, if Approved Cash Collateral Agreements are required in connection with the Notes Offering.

          (i) Borrower may, and will, use (or cause XCL-China to use) all of the Equity Proceeds for the following purposes: first, to pay costs of issuance of the Note Offering and the Equity Offering and to repay the China Loans; second, to pay current obligations of XCL-China and to establish a reserve for such obligations (under terms reasonably acceptable to ING) pending release of the Debt Proceeds; third, to pay reasonable and necessary general and administrative expenses through November 1, 1997 (not to exceed $2,375,000); and fourth, to the extent any Equity Proceeds remain, to pay the Obligations.

          (j) Within five Business Days after the closing of the Equity Offering Borrower or Parent shall deposit $50,000 with ING's counsel (Thompson & Knight, P.C.) to be applied towards legal fees and expenses which are reimbursable under the Credit Agreement (both past and future), including fees and expenses of ING's counsel incurred in connection with the negotiation and preparation of this Agreement.

     5. Amendment to Credit Agreement. Section 5.2(e)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(iii) sales of assets which are described in the definition of "General Funds" in the first sentence of
     Section 5.1(p), provided that:

               (1) if Parent sells all of its direct or indirect stockholdings in the Lutcher Moore Subsidiaries or if the Lutcher Moore Subsidiaries sell any interests in the Lutcher Moore Tract, the proceeds of such sales must, to the extent thereof, promptly be used as follows: first, to pay up to $5,200,000 (plus accrued and unpaid interest thereon) in Restricted Debt of the Lutcher Moore Subsidiaries secured by such tract; second, to pay the China Loans or, if the China Loans have been paid by the time such proceeds are received, to establish a reserve of up to $3,100,000, under terms reasonably acceptable to Agent, for current and future obligations of XCL-China due on or before September 30, 1997; and third, to pay the Obligations;

               (2) if XCL-China sells or farms out any of its assets in China, the proceeds of such sales must be made available to Borrower or Parent first used to pay the China Loans and then used to pay the Obligations."

     6. Forbearance Defaults. Each of the following shall constitute a Forbearance Default:

          (a) the existence of any Event of Default (other than a Designated Default) under the Documents or the documents governing the China Loans;

          (b) Borrower shall fail to keep or perform any of the terms, obligations, covenants or agreements contained herein; or

          (c) any representation or warranty of Borrower herein shall be false, misleading or incorrect in any material respect.

     7. Rights and Remedies of ING. During the continuance of a Forbearance Default, ING shall be immediately entitled to enforce all of its rights and remedies under the Documents, including without limitation its rights to accelerate the principal balance of the Note.

     8. Waivers. Each of Borrower and Parent hereby waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have to contest
(a) any Designated Defaults; (b) any provision of the Documents or this Agreement; (c) any lien or security interest of ING in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; (d) the actions and inactions of ING in administering the Documents and the financing arrangements between Borrower and ING since the execution of the original Credit Agreement; or (e) the rights of ING to all of the profits, proceeds and other benefits from the Collateral.

     9. Release. Each of Borrower and Parent hereby releases, remises, acquits and forever discharges ING and ING's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Documents (all of the foregoing hereinafter called the "Released Matters"). Each of Borrower and Parent acknowledges that the standstill by ING pursuant to Section 3 above is in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

     10. Effect and Construction of Agreement. Except as expressly provided herein, the Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

          (a) impair the validity, perfection or priority of any lien or security interest securing the Obligations;

          (b) waive or impair any rights, powers or remedies of ING under, or constitute a waiver of, any provision of the Documents upon termination of the Standstill Period; or

          (c) constitute an agreement by ING or require ING to extend the Standstill Period, grant additional forbearance periods, or extend the term of the Credit Agreement or the time for payment of any of the Obligations.

     11. Conflicts. In the event of any express conflict between the terms of this Agreement and any of the Documents, this Agreement shall govern.

     12. Presumptions. Borrower acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this agreement and has participated in the drafting hereof. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Agreement or any part hereof to be drafted.

     13. Conditions of Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions precedent: (a) ING shall have received four counterparts of this Agreement, executed by Borrower and Parent and consented and agreed to by the persons named as signatories to the "Consent and Agreement" paragraph following the signatures hereto of Borrower, Parent and ING, and (b) Parent shall have issued, and ING shall have received, warrants to ING, in the same form as the warrants issued in connection with the China Loans (with such minor changes therein as ING shall reasonably request) and in an amount equal to two-thirds of the warrants issued in connection with the China Loans.

     14. Entire Agreement. This Agreement restates and amends the Original Forbearance Agreement in its entirety. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Neither Borrower nor Parent has received or relied on any agreements, representations, or warranties of ING, except as specifically set forth herein. Borrower acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     15. Loan Document. This Agreement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents (including Section 9.10 of the Credit Agreement, which provides for waiver of jury trial) apply hereto. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                XCL-TEXAS, INC.


                                By:---------------------
                                Name:-------------------
                                Title:------------------

                                XCL LTD.


                                By:---------------------
                                Name:-------------------
                                Title:------------------

                                ING (U.S.) CAPITAL CORPORATION


                                By:---------------------
                                Name:-------------------
                                Title:------------------

                CONSENT AND AGREEMENT

     Each of the undersigned hereby (a) consents to the provisions of the foregoing Restated Forbearance Agreement and the transactions contemplated therein, (b) hereby ratifies and confirms its respective Guaranty dated as of January 31, 1994 (or, in the case of XCL-China Ltd., dated as of April 9, 1997), made by it for the benefit of Agent, and all other Loan Documents heretofore made by it, (c) agrees that its obligations and covenants under such Guaranty and Loan Documents are unimpaired by such Restated Forbearance Agreement and are and shall remain in full force and effect, and (d) releases, remises, acquits and forever discharges all of the Released Parties referred to above from any and all of the Released Matters referred to above and acknowledges that the standstill by ING pursuant to Section 3 above is in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

                                   XCL, LTD.


                                   By:--------------------
                                   Name:------------------
                                   Title:-----------------


                                   XCL-ACQUISITIONS, INC.


                                   By:--------------------
                                   Name:------------------
                                   Title:-----------------


                                   THE EXPLORATION COMPANY OF
                                   LOUISIANA, INC. (formerly
                                   named XCL Exploration &
                                   Production, Inc.)


                                   By:--------------------
                                   Name:------------------
                                   Title:-----------------


                                   XCL-CHINA LTD.


                                   By:--------------------
                                   Name:------------------
                                   Title:-----------------